Exhibit 99.1

Health Systems Solutions, Inc. Acquires CareKeeper(R) Software, Inc.

TAMPA, Fla.--(BUSINESS WIRE)--May 17, 2006--Health Systems Solutions, Inc. (OTCBB:HSSO - News), a management information and business intelligence services company that assists home health care companies, announced today the acquisition of CareKeeper Software, Inc., a privately held Atlanta-based provider of Schedule-Driven Financial Management Solutions for the homecare and medical staffing industries. The acquisition was complete on May 15, 2006.

Mike Milvain, Chief Executive Officer of Health Systems Solutions, Inc. ("HSS") stated, "We are absolutely thrilled with the addition of CareKeeper to the HSS family of products. CareKeeper represents the second acquisition for HSS in the past 45 days. Our mandate is to not only grow our brand organically, but through strategic acquisition as well. We expect this acquisition will enable us to continue with our vision of being a full service company, providing our customers with fully comprehensive solutions." CareKeeper reported revenues of $3.2 million in 2005 and currently supports 180 customers throughout the United States.

The acquisition of CareKeeper is expected to enable HSS to broaden its reach across the entire homecare industry to include providers offering Medicare, Medicaid, Private Duty and Managed Care services. CareKeeper's VividNet(TM) software benefits providers throughout all aspects of their operations with a workflow-oriented system based on a single entry design that drives information from the front-office service delivery to the back-office financial management. HSS believes its overall design of integrating scheduling, clinical and financial information will become an important factor as homecare agencies prepare for the Pay-for-Performance rules expected in 2007 by the Centers for Medicare and Medicaid Services (CMS).

"CareKeeper Software is proud to have served the homecare market for the past 20 years. We feel that HSS gives us the necessary resources and platform to handle the operational and technological challenges that lie ahead for our customers," said Jake Levy, Chief Executive Officer of CareKeeper. "HSS's commitment to the homecare market is evidenced by their continued investment in leading technology companies that have deep roots in our industry. We are excited to leverage their financial strength and clinical expertise as we prepare for the expected growth in homecare."

CareKeeper will continue to operate as a wholly owned subsidiary of HSS under the brand name of CareKeeper Solutions, Inc. CareKeeper will join Healthcare Quality Solutions ("HQS"), another wholly owned subsidiary of HSS to bolster the Company's overall strategy providing Data Driven Solutions for the homecare market.

About Health Systems Solutions, Inc.

Health Systems Solutions, through its wholly owned subsidiary HQS, designs, develops, markets, sells and supports web-based, management information and business intelligence services that assist home health care companies more effectively manage the daily clinical, operational and financial aspects of their business. HSS's largest investor is Stanford International Bank Ltd., an affiliate of privately held Stanford Financial Group of Houston, Texas.

About CareKeeper, Inc.

CareKeeper Software, Inc., founded in 1986, is the largest supplier of software to private duty homecare and nurse staffing providers. CareKeeper's 100% web-based VividNet software enables agencies to track and manage information vital to operations from anywhere and at anytime. The integration of operations through a single user interface, coupled with extensive reporting, enable agencies to reduce costs, improve employee retention, and deliver quality care. CareKeeper is a Microsoft Certified Solutions Provider.

About Stanford Financial Group

Stanford Group Company is a full-service financial planning and investment management firm serving private investors, corporations, governments and institutions worldwide. Headquartered in Houston, the company currently has branch offices in Atlanta, Austin, Baton Rouge, Boca Raton, Boston, Denver, Dallas/Ft. Worth, Longboat Key, Miami, Memphis, New York, San Diego, San Francisco and Washington, D.C., with plans for additional offices.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, continued and increased demand for our products and services, general economic conditions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in Health System Solution Inc.'s periodic filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:
Health Systems Solutions, Inc.
Eric L. Marr, 317-251-3739
Eric.Marr@hqsonline.com
Or
American Capital Ventures, Inc.
Howard Gostfrand, 305-918-7000
hg@amcapventures.com